Exhibit 10.41

EXPONENT, INC.

2008 EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (the “Agreement”) dated [GRANT DATE] (“Grant Date”) between Exponent, Inc., a Delaware corporation (the “Company”), and [EMPLOYEE NAME] (“Optionee”), is entered into as follows:

WITNESSETH:

WHEREAS, the Company has established the 2008 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Human Resources Committee of the Board of Directors of the Company or its delegates (the “Committee”) has determined that Optionee shall be granted an option under the Plan as hereinafter set forth;

The parties hereby agree that the Company grants, effective as of the Grant Date, Optionee a Nonstatutory Stock Option (this “Option”) to purchase [SHARES] shares of its $0.001 par value Common Stock (the “Shares”) upon the terms and conditions set forth in this Agreement.

1. Plan Award. This Option is granted under and pursuant to the Plan and is subject to each and all of the provisions thereof. If this Option is designated as an Incentive Stock Option, it is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and to the extent this Option does not qualify as an Incentive Stock Option under Applicable Laws, then it is intended to be and will be treated as a Nonstatutory Stock Option. Notwithstanding the above, in the event that this Option is designated as an Incentive Stock Option and the Shares subject to this Option (and all other Incentive Stock Options granted to Optionee by the Company or any Subsidiary, including under other plans of the Company or any Subsidiary) that first become exercisable in any calendar year have an aggregate fair market value (determined for each Share as of the date of grant of the option covering such Share) in excess of $100,000, this Option shall be treated as a Nonstatutory Stock Option, in accordance with Section 9(b) of the Plan.

2. Exercise Price. The exercise price applicable to this Option (meaning, the price Optionee must pay in order to purchase any Shares hereunder) shall be [PRICE] per Share.

3. Vesting and Exercise of Option. Subject to Optionee's not experiencing a Termination of Employment during the following vesting period, and the provision regarding Termination of Employment at age 59 ½ or older below, Optionee shall vest in and earn the right to exercise this Option on the following schedule: [VESTING SCHEDULE]

If the Employee retires, which is any Termination of Employment at age 59 ½ or older during the vesting period, all unvested Options shall be continue to vest according to the vesting schedule provided that through the applicable vesting dates the following requirements are met (1) Employee does all consulting work through the Company; and (2) Employee does not become an employee of, or do consulting work outside the Company for, a past or present client, beneficial party or competitor of the Company. If either of clauses (1) and (2) are not met, the unvested Option shall expire.

4. Expiration. This Option will expire ten (10) years from the Grant Date, unless sooner terminated or canceled in accordance with the provisions of the Plan. This means that (subject to the continuing service requirement set forth in Section 3 above and subject to earlier termination upon certain other events as set forth in the Plan) this Option must be exercised, if at all, on or before [EXPIRE DATE] (the “Expiration Date”). If this Option expires on a stock exchange holiday or weekend day, this Option will expire on the last trading day prior to the holiday or weekend. Optionee shall be solely responsible for exercising this Option, if at all, prior to its Expiration Date. The Company shall have no obligation to notify Optionee of this Option's expiration.

5. Exercise Mechanics. This Option may be exercised by delivering to the Stock Plan Administrator at the Company's head office a written or electronic notice stating the number of Shares as to which the Option is exercised or by any other method the Committee has approved. The notice must be accompanied by the payment of the full Option exercise price of such Shares. Exercise shall not be deemed to have occurred unless and until Optionee has delivered to the Company (or its authorized representative) an approved notice of exercise, full payment of the exercise price for the Shares being exercised and payment of any applicable withholding taxes in accordance with Section 8 below. Payment of the Option exercise price may be (a) in cash (including check or wire transfer); (b) through an approved cashless-brokered exercise program; (c) with other shares of the Company's Common Stock held by Optionee which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which this Option is being exercised (subject to the Company's discretion to withhold approval for such payment method at any time); or (d) any combination of the foregoing methods of payment.

6. Dividend Equivalent Payments. If the Company declares and pays an ordinary cash dividend to its shareholders while any portion of the Option remains outstanding and unvested, the Optionee may become entitled to receive a dividend equivalent payment, subject to the following limitations. Any such dividend equivalent payment will be paid, in cash, on the date of vesting of the applicable portion of the Option. Any such payment will be equal to the aggregate of any ordinary cash dividends distributed by the Company to its shareholders, from the date of grant until the applicable vesting date, on a single share of common stock multiplied by the number of shares underlying the portion of the Option vesting on such date. No dividend equivalent payments will be made on any portion of the Option that remains unvested.

Once any portion of the Option has vested, the Optionee thereafter will have the right to receive a dividend equivalent payment with respect to the vested, unexercised portion of the Option, which payment (if any) will be made on March 15th of each year. Any such payment will be equal to the dividends paid on a share of Common Stock since the prior March 15th (to the extent such amounts have not yet been paid through the paragraph above with respect to the applicable portion of the Option before it vests but such payment will include any dividends paid after vesting, but prior to exercise, of any portion of the Option since the prior March 15th) multiplied by the number of shares relating to such vested portion of the Option.

For clarity, if any portion (or all) of the Option never vests for any reason, the Optionee will not be entitled to receive any dividend equivalent payments pursuant to this Section 6. Moreover, if the Optionee exercises any portion of the Option, the Optionee will no longer be entitled to receive dividend equivalent payments with respect to the portion of the Option exercised by the Optionee, provided that the Optionee will be eligible to receive a dividend equivalent payment with respect to any exercised portion of the Option if the Company pays any ordinary dividends between the period beginning on March 15th immediately preceding the date of exercise and ending on the date of exercise, with the payment limited to dividends that were paid during such period. Finally, if any portion of the Option that is outstanding and vested terminates without being exercised by the Optionee (e.g., by reason of a Termination of Employment), the Optionee will no longer be eligible to receive any dividend equivalent payments with respect to such portion of the Option, provided that the Optionee will be eligible to receive a dividend equivalent payment with respect to such portion of the Option if the Company pays any ordinary dividends between the period beginning on March 15th immediately preceding the date upon which the Option terminates and ending on such date of termination, with the payment limited to dividends that were paid during such period.

7. Termination of Employment. All rights of Optionee in this Option, to the extent that it has not previously become vested and been exercised (or is continuing to vest due to a Termination of Employment at age 59 ½ or later as described in Section 3 above), shall terminate upon Optionee's Termination of Employment except as set forth in this Section 7. The portion of the Option that relates to any Shares that were unvested and unexercisable as of the date of Optionee's Termination of Employment shall terminate and expire effective immediately upon such date except as set forth in this Section 7. With respect to the vested and exercisable portion of the Option, and subject to the final sentence of this Section 7:

(i) In the event of Termination of Employment other than as a result of Optionee's death, disability or Termination of Employment at age 59 ½ or later, and other than as a result of Cause, Optionee shall have three (3) months from the date of such Termination of Employment to exercise the Option as to the Shares subject to the Option that were vested and exercisable as of the date of Termination of Employment; provided that if during any part of such three (3) month period, the Option is not exercisable because the issuance of the Shares would violate Applicable Laws, the Option shall remain exercisable until thirty (30) days after the date the Optionee is notified by the Company that the Option is exercisable; provided further that if during any part of such three month period, a sale of the Shares would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earlier to occur of the tenth (10th) day following the date on which a sale of the Shares by the Optionee would no longer be subject to suit and the one hundred ninetieth (190th) day after the Optionee’s Termination of Employment;

(ii) In the event of Termination of Employment as a result of Optionee's disability (including a Total and Permanent Disability), Optionee shall have twelve (12) months to exercise the Option as to the Shares subject to the Option that were vested and exercisable as of the date of Termination of Employment;

(iii) In the event of Termination of Employment as a result of Optionee’s death or in the event of Optionee’s death within three (3) months following Optionee’s Termination of Employment, Optionee’s estate shall have twelve (12) months following the Optionee’s death to exercise the Option as to the Shares subject to the Option that were vested and exercisable as of the date of death or, if earlier, the date of Termination of Employment; and

(iv) In the case of Termination of Employment at age 59 ½ or later, and to the extent the requirements in clauses (1) and (2) of Section 3 are met, Optionee shall be able to exercise the Option until the Expiration Date as set forth in Section 4 above (provided death or disability does not occur prior to the Expiration Date). To the extent either of the clauses (1) or (2) of Section 3 are not met, the Optionee shall have three (3) months from the date of the activity which results in clauses (1) or (2) not being met to exercise the Options that were vested and exercisable as of such date. In the event that Optionee’s disability or death occurs after age 59 ½, Optionee shall have twelve (12) months following the Optionee’s disability or death to exercise the Option as to the Shares subject to the Option that were vested and exercisable as of such date.

Notwithstanding any of the provisions above, in no event may an Option be exercised, even as to vested and otherwise exercisable Shares, after the Expiration Date set forth in Section 4 above.

8. Transferability. This Option generally is not transferable by Optionee otherwise than by will or the laws of descent and distribution, and is exercisable only by Optionee during Optionee’s lifetime; provided however that if this Option is a Nonstatutory Stock Option, this Option may be transferred by instrument to an inter vivos or testamentary trust in which the Option is to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or pursuant to domestic relations orders to family members of the Optionee.

9. Tax Matters.

(i) Optionee is responsible for, and by accepting this Option agrees to bear, all taxes of any nature, including withholding taxes, interest or penalties arising out of the grant of this Option, the vesting or exercise of this Option or the subsequent sale of the Shares acquired pursuant to the exercise of this Option, or any violation of Code Section 409A that impacts this Option, that are legally imposed upon Optionee in connection with this Option, and the Company does not assume, and will not be liable to any party for, any cost or liability arising in connection with such tax liability legally imposed on Optionee. The Company has not provided any tax advice with respect to this Option or the disposition of the Shares. Optionee should obtain advice from an appropriate independent professional adviser with respect to the taxation implications of any aspect of this Option, including the grant, vesting or exercise of this Option or the subsequent sale of any Shares.

(ii) In the event that the Company or the Employee’s employer, including any Affiliate or Subsidiary qualified to deduct tax at source (the “Employer”), is required to withhold any amount (including in connection with income tax, employment or payroll taxes, social security contributions or other similar amounts, with such obligation in aggregate referred to herein as the “Withholding Obligation”) as a result of any event occurring in connection with this Option, the Employee shall make a cash payment to the Company as necessary to cover all applicable Withholding Obligations at or prior to the time the event giving rise to the Withholding Obligation occurs; provided that (a) the Company has the right to withhold a portion of the Shares otherwise to be delivered upon exercise of this Option having a Fair Market Value equal to the amount of the Withholding Obligation in accordance with such rules as the Company may from time to time establish, (b) the Company or the Employer has the right, and the Employee in accepting this grant explicitly authorizes the Company, to deduct an amount equal to the Withholding Obligation from the Employee’s compensation or (c) the Company may establish alternative procedures to ensure satisfaction of all applicable Withholding Obligations arising in connection with this Option. The Employee will receive a cash refund for any payment of cash or fraction of a surrendered share not necessary to satisfy the Withholding Obligations.

(iii) Optionee acknowledges and agrees that the ultimate liability for any tax-related item legally due by Optionee is and remains Optionee’s responsibility and that the Company and or the Employer (a) make no representations nor undertakings regarding the treatment of any such tax items in connection with any aspect of this Option, including the grant, vesting or exercise of this Option or the subsequent sale of the Shares acquired upon exercise of this Option; and (b) do not commit to structure the terms or any aspect of this Option to reduce or eliminate the Employee’s liability for such tax items. The Company may refuse to honor the exercise of this Option and refuse to deliver the Shares if Optionee fails to comply with Optionee’s obligations in connection with the satisfaction of the Withholding Obligations.

10. Optionee Acknowledgements. By accepting the grant of this Option, Optionee acknowledges and agrees that the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time unless otherwise provided in the Plan or this Agreement. Optionee acknowledges that all decisions with respect to future grants, if any, will be at the sole discretion of the Company. Optionee's participation in the Plan shall not create a right to further employment with Employer and shall not interfere with the ability of Employer to terminate Optionee's employment relationship at any time with or without cause and it is expressly agreed and understood that employment is terminable at the will of either party, insofar as permitted by law. Optionee agrees that this Option is not part of normal or expected compensation or salary for any purposes, including, but not limited to calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments insofar as permitted by law. In the event that Optionee is not an employee of the Company, this Option grant will not be interpreted to form an employment contract or relationship with the Company, the Employer or any Subsidiary or Affiliate of the Company. Optionee acknowledges that the future value of the underlying Shares is unknown, may increase or decrease in the future, and cannot be predicted with certainty. In consideration of the grant of this Option, no claim or entitlement to compensation or damages shall arise from termination of this Option or diminution in value of this Option or Shares purchased through exercise of this Option resulting from Optionee's Termination of Employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of Applicable Laws).

11. Data Transfer. Optionee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Optionee's personal data as described in this document by and among, as applicable, the Employer, and the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing Optionee's participation in the Plan. Optionee understands that the Company, its Affiliates, its Subsidiaries and the Employer hold certain personal information about Optionee, including, but not limited to, name, home address and telephone number, date of birth, social security number (or other identification number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in Optionee's favor for the purpose of implementing, managing and administering the Plan (“Data”). Optionee understands that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Optionee's country or elsewhere and that the recipient country may have different data privacy laws and protections than Optionee's country. Optionee may request a list with the names and addresses of any potential recipients of the Data by contacting the [Stock Plan Administrator]. Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Optionee's participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom Optionee may elect to deposit any Shares acquired upon the exercise of this Option. Optionee understands that Data will be held only as long as is necessary to implement, administer and manage participation in the Plan. Optionee may, at any time, view Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Stock Plan Administrator in writing. Optionee understands that refusing or withdrawing consent may affect Optionee's ability to participate in the Plan. For more information on the consequences of refusing to consent or withdrawing consent, Optionee may contact the [Stock Plan Administrator] at the Company.

12. Copies of Plan Materials. Optionee acknowledges that Optionee has received copies of the Plan and the Plan prospectus from the Company and agrees to receive stockholder information, including copies of any annual report, proxy statement and periodic report, from the Company's website at http://www.exponent.com/sec-filings/. Optionee acknowledges that copies of the Plan, Plan prospectus, Plan information and stockholder information are also available upon written or telephonic request to the [Stock Plan Administrator].

13. Entire Agreement; Plan Controls. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to Optionee's interest except by means of a writing signed by the Company and Optionee. This Agreement is governed by the laws of the state of Delaware. In the event of any conflict between the terms and provisions of the Plan and this Agreement, the Plan terms and provisions shall govern. Capitalized terms used but not defined in this Agreement have the meanings assigned to them in the Plan. Certain other important terms governing this Agreement are contained in the Plan.

Accepted by Optionee: _________________________________ [Optionee Name]	EXPONENT, INC. By: __________________________________ Name:________________________________ Title: _________________________________

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